UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CARDINAL ETHANOL, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2014 ANNUAL MEETING OF MEMBERS
To be held on Tuesday, February 11, 2014

To our Members:

The 2014 Annual Meeting of Members (the "2014 Annual Meeting") of Cardinal Ethanol, LLC (the "Company") will be held on Tuesday, February 11, 2014 at the Winchester High School, 700 Union Street, Winchester, IN 47394. Registration for the 2014 Annual Meeting will begin at 5:00 p.m. EST. The 2014 Annual Meeting will commence at approximately 6:00 p.m. EST.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2014 MEMBER MEETING TO BE HELD ON TUESDAY, FEBRUARY 11, 2014.

◦
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting;

◦	The proxy statement, proxy card and annual report to members are available at http://www.cardinalethanol.com; and

◦
If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy by calling our office at (765) 964-3137 or toll free at (866) 559-6026 or by written request at Cardinal Ethanol, LLC at 1554 N. County Road 600 E., Union City, Indiana 47390, by e-mail at info@cardinalethanol.com, or on our website at http://www.cardinalethanol.com on or before January 31, 2014, to facilitate timely delivery.

The purposes of the meeting are to: 1) Elect three Directors to our Board of Directors; 2) Conduct an advisory vote on our executive compensation called "Say-on-Pay"; and 3) Transact such other business as may properly come before the 2014 Annual Meeting or any adjournments thereof. The foregoing items of business are more fully described in the proxy statement. Only members listed on the Company's records at the close of business on December 23, 2013 are entitled to notice of the 2014 Annual Meeting and to vote at the 2014 Annual Meeting and any adjournments thereof.

All members are cordially invited to attend the 2014 Annual Meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that you promptly sign, date and return the proxy card, which is solicited by the Board of Directors, whether or not you plan to attend the meeting. Proxy cards are available on the Company's website at http://www.cardinalethanol.com and may be printed by the members. No personal information is required to print a proxy card. We will also be sending you a proxy card approximately 10 days from the date of this letter.

If you wish to revoke your proxy, you may do so by giving notice to our Chairman, Robert Davis, prior to or at the commencement of the meeting. The proxy will not be used if you attend and vote at the meeting in person. You may fax the proxy card to the Company at (765) 964-3349 or mail it to the Company at 1554 N. County Road 600 E., Union City, Indiana 47390. For your proxy card to be valid, it must be received by the Company no later than 5:00 p.m. EST on Monday, February 10, 2014.

If you have any questions regarding the information in the proxy statement or regarding completion of the proxy card or if you need directions to attend the meeting and vote in person, please call the Company at (765) 964-3137 or toll free at (866) 559-6026.
By order of the Board of Directors,

/s/ Robert Davis
Chairman of the Board
Union City, Indiana
December 23, 2013

CARDINAL ETHANOL, LLC
1554 N. County Road 600 E.,
Union City, Indiana 47390

Proxy Statement
2014 Annual Meeting of Members
Tuesday, February 11, 2014
6:00 p.m. EST

The proxy is solicited by the board of directors (the "Board" or "Board of Directors") of Cardinal Ethanol, LLC (the "Company" or "Cardinal Ethanol") for use at the 2014 Annual Meeting of members of the Company to be held on Tuesday, February 11, 2014 (the "2014 Annual Meeting"), and at any adjournment thereof. The 2014 Annual Meeting will be held at the Winchester High School, 700 Union Street, Winchester, IN 47394. Registration for the meeting will begin at 5:00 p.m. EST. The 2014 Annual Meeting will commence at approximately 6:00 p.m. EST. This solicitation is being made pursuant to the SEC's internet availability of proxy materials rules, however the Company may also use its Officers, Directors and employees (without providing them with additional compensation) to solicit proxies from members in person or by telephone, facsimile or letter. Distribution of this proxy statement and a proxy card is scheduled to begin on or about December 23, 2013 at which time the proxy statement and proxy card will be available for printing and viewing at the Company's website at http://www.cardinalethanol.com.

QUESTIONS AND ANSWERS ABOUT THE 2014 ANNUAL MEETING AND VOTING

Q:    Why did I receive this proxy statement?

A:	You received this proxy statement because you were a member of the Company at the close of business on December 23, 2013, the record date, and are entitled to vote at the 2014 Annual Meeting.

Q:    When and where is the 2014 Annual Meeting?

A:
The 2014 Annual Meeting will be held at the Winchester High School, Winchester, Indiana on Tuesday, February 11, 2014. Registration for the meeting will begin at 5:00 p.m. EST. The 2014 Annual Meeting will commence at approximately 6:00 p.m. EST.

Q:    What am I voting on?

A:
The Board of Directors is soliciting the proxies of members who are not "Appointing Members" pursuant to Section 5.3(c) of our Second Amended and Restated Operating Agreement ("operating agreement") to vote on the election of three Directors. Any member who is entitled to appoint a Director pursuant to section 5.3(c) of our operating agreement is not entitled to vote for the election of any other Directors. If you are not an "Appointing Member", you are entitled to vote for the election of Directors at the 2014 Annual Meeting.

The three nominees, nominated by the nominating committee are Ralph Brumbaugh, Thomas Chronister and Everett Hart. All are incumbent Directors. The Board of Directors recommends a vote FOR the election of Ralph Brumbaugh, Thomas Chronister and Everett Hart to our Board of Directors.

The Board is also soliciting the proxies of all members to provide an advisory vote on the Company's executive compensation called a "Say-on-Pay" vote.

Q:    How many votes do I have?

A:
On any matter which may properly come before the meeting, each member entitled to vote will have one vote for each membership unit owned of record by such member as of the close of business on December 23, 2013. Pursuant to section 6.15 of the operating agreement, members do not have any dissenters' rights.

Q:    What is the Say-on-Pay Vote?

A:
The Say-on-Pay vote is an advisory vote by the Company's members whereby the member can either endorse or not endorse the Company's system of compensating its executive officers. While the Say-on-Pay vote is not binding on the Board, the Board intends to take the vote into consideration in making future compensation awards to the Company's executive officers. The Company may also use the Say-on-Pay vote to engage members in a dialogue regarding the Company's system of compensating its executive officers.

Q:	What is the voting requirement to elect the Directors and what is the effect of an abstention or withheld vote?

A:
In the election of Directors, the three persons receiving the greatest number of votes will be elected regardless of whether any individual nominee receives votes from a majority of the quorum. Members do not have cumulative voting rights. In the Director election, because Directors are elected by plurality vote, withheld/abstention votes will not be counted either FOR or AGAINST any nominee. Withheld/abstention votes will be included when counting units to determine whether a sufficient number of the voting membership units are represented to establish a quorum.

Q:	What is the voting requirement for the Say-on-Pay vote and what is the effect of an abstention?

A:
The advisory vote on executive compensation called the Say-on-Pay vote will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST the proposal. A properly executed proxy card marked ABSTAIN with respect to the proposal will not be voted and will not count FOR or AGAINST the proposal. Abstentions with respect to this proposal are counted for purposes of establishing a quorum.

Q:	What is the effect of a broker non-vote?

A:
While we do not believe that any of our units are held in street name by brokers, broker non-votes, if any, will count for purposes of establishing a quorum at the 2014 Annual Meeting. A broker non-vote occurs when an individual owns units which are held in the name of a broker. The individual is the beneficial owner of the units, however, on the records of the Company, the broker owns the units. If the individual who beneficially owns the units does not provide the broker with voting instructions on non-routine matters, including the proposal presented at the 2014 Annual Meeting, this is considered a broker non-vote. For such non-routine matters, the broker cannot vote either way and reports the units as "non-votes." These broker non-votes function as abstentions under the our governing documents.

Q:    How many membership units are outstanding?

A:
At the close of business on December 23, 2013 there were 11,606 outstanding membership units held by non-Appointing Members, meaning that there can be a total of 11,606 votes on the election of Directors.    At the close of business on December 23, 2013, there were 14,606 outstanding membership units. As such there can be a total of 14,606 votes on the Say-on-Pay advisory vote.

Q:    How do I vote?

A:	Membership units can be voted only if the holder of record is present at the 2014 Annual Meeting either in person or by proxy. You may vote using any of the following methods:

•
Proxy Card. The proxy card is a means by which a member may authorize the voting of his, her, or its membership units at the 2014 Annual Meeting. The membership units represented by each properly executed card will be voted at the 2014 Annual Meeting in accordance with the member's directions. The Company urges you to specify your choices by marking the appropriate boxes on your proxy card. After you have marked your choices, please sign and date the proxy card, mail it to Cardinal Ethanol, LLC at 1554 N. County Road 600 E., Union City, Indiana 47390, or by fax to the Company at (765) 964-3349. In order for your vote to count, the Company must receive your proxy card by 5:00 p.m. EST on Monday, February 10, 2014. If you sign and return the proxy card without specifying any choices, your membership units will be voted FOR Ralph Brumbaugh, Thomas Chronister and Everett Hart and FOR Proposal Two - Say-on-Pay.

•	In person at the 2014 Annual Meeting. Members of record as of December 23, 2013 may vote in person at the 2014 Annual Meeting.

If membership units are owned jointly by more than one person, both persons must sign the proxy card in order for the units to be counted.

Q:    What can I do if I change my mind after I vote my units?

A:    You may revoke your proxy by:

•	Voting in person at the 2014 Annual Meeting;

•
Giving personal or written notice of the revocation, which is received by Robert Davis, Chairman of the Company's Board of Directors, at the Company's offices at 1554 N. County Road 600 E., Union City, IN 47390 by 5:00 p.m. EST on Monday, February 10, 2014; or

•	Giving personal or written notice of the revocation to the Company's Chairman, Robert Davis, at the commencement of the 2014 Annual Meeting.

Q:    What happens if I mark too few or too many boxes on the proxy card?

A:
If you do not mark any choices for Directors on the proxy card, then the Proxies will vote your units FOR Ralph Brumbaugh, Thomas Chronister and Everett Hart. If you mark fewer than three choices for Directors, the proxies will vote your units ONLY for the persons you mark as your choice. If you do not mark any choices for Proposal Two - Say-on-Pay, then the Proxies will vote your units FOR Proposal Two - Say-on-Pay. If you mark contradicting choices on the proxy card, such as both FOR and WITHHOLD/ABSTAIN for a nominee or FOR and AGAINST a proposal, your votes will not be counted with respect to the Director nominee or the proposal for which you marked contradicting choices. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2014 Annual Meeting. If you do not submit a proxy card or attend the 2014 Annual Meeting, your units will not be counted as present at the 2014 Annual Meeting for purposes of determining whether a quorum is present.

Q:    Who can attend the 2014 Annual Meeting?

A:	All members as of the close of business on December 23, 2013, the record date, may attend the 2014 Annual Meeting.

Q:    What is the record date for the 2014 Annual Meeting?

A:	December 23, 2013.

Q:    Who will count the votes?

A:
All votes will be tabulated by the inspector of election appointed for the 2014 Annual Meeting which will be our Chief Financial Officer, William Dartt. Mr. Dartt will be assisted by an administrative employee of the Company. The inspector of election will separately tabulate votes and abstentions.

Q:	What constitutes a quorum?

A:
The presence in person or by proxy of members holding 25% of the issued and outstanding units allowed to vote on the matter is required to constitute a quorum. On December 23, 2013, the Company had 14,606 issued and outstanding membership units.

Of the 14,606 issued and outstanding membership units only 11,606 units may be voted in the election of Directors or counted towards a quorum at the 2014 Annual Meeting because 3,000 units are held by "Appointing Members" who have appointed Directors pursuant to Section 5.3(c) of our operating agreement and who are unable to vote on the election of Directors. As a result, the presence in person or by proxy of 2,902 membership units will constitute a quorum for purposes of the election of Directors. If you are entitled to vote on the election of Directors and submit a proxy or appear at the meeting, then you will be considered part of the quorum.

The presence in person or by proxy of 3,652 membership units will constitute a quorum for purposes of the Say-on-Pay Vote.

Q:	Who is paying for this proxy solicitation?

A:
The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

Q:	How do I nominate a candidate for election as a Director for the 2015 annual meeting and what is the deadline for submitting my nomination?

A:
The Company plans to hold elections of Directors at next year's annual meeting. Nominations for Director positions are made by a nominating committee appointed by the Board of Directors. In addition, a member may nominate a candidate for Director by following the procedures explained in Section 5.3(b) of the operating agreement. Section 5.3(b) of the operating agreement requires that written notice of a member's intent to nominate an individual for Director must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than 120 calendar days prior to the one year anniversary of the date the Company's proxy statement was released in connection with the previous year's annual meeting. Director nominations for the 2015 annual meeting must be submitted to the Company by August 25, 2014.

Q:	What is a member proposal?

A:
A member proposal is your recommendation or requirement that the Company and/or the Board of Directors take action, which you intend to present at a meeting of the Company's members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is placed in the Company's proxy statement, then the Company must also provide the means for members to vote on the matter via the proxy card. The deadlines and procedures for submitting member proposals are explained in the following question and answer. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:	When are member proposals due for the 2015 annual meeting?

A:
In order to be considered for inclusion in next year's proxy statement, member proposals must be submitted in writing to the Company by August 25, 2014. The Company suggests that proposals for the 2015 annual meeting of the members be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2015 annual meeting of members without including such proposal in the Company's proxy statement must provide the Company notice of such proposal no later than November 8, 2014. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a member proposal intended to be submitted to the 2015 annual meeting by November 8, 2014, the persons named on the proxy card accompanying the notice of meeting may vote on any such proposal in their discretion, provided the Company has included in its proxy statement an explanation of its intention with respect to voting on the proposal.

PROPOSALS TO BE VOTED UPON

PROPOSAL 1
Election of Directors

Eight elected Directors, and five appointed Directors currently comprise our Board of Directors. The Board is divided into three classes. Three Directors are to be elected by the members at the 2014 Annual Meeting and the terms of the remaining elected Directors expire in either 2015 or 2016. Below is a chart showing when each elected Director's term expires.

2014	Ralph Brumbaugh Thomas Chonister Everett Hart
2015	Robert Davis Cy LeFevre Dale Schwieterman
2016	Thomas Chalfant J. Phillip Zicht

Section 5.3(c) of the operating agreement authorizes each Member, along with any related parties or affiliates who holds four hundred (400) or more Units purchased during the initial public offering of the Company to appoint one Director. There are five members that qualify to appoint a Director under this section. Currently the five appointed Directors are David Matthew Dersch, William Garth, Robert Baker, C. Allan Rosar, and Lewis M. Roch III. Any member that appoints a Director is not entitled to vote on the elected Directors.

Our nominating committee has nominated the following persons for election for a three-year term at the 2014 Annual Meeting: Ralph Brumbaugh, Thomas Chronister and Everett Hart. They are all incumbent Directors. These nominees have indicated their willingness to serve as Directors if elected. The three nominees receiving the highest number of votes will be elected as Directors of the Company at the 2014 Annual Meeting, provided a quorum is present (in person or by proxy) at the meeting. The term of the Directors elected at the 2014 Annual Meeting will expire at the 2017 annual meeting of members.

Information about Current Directors and Nominees

The following table contains certain information with respect to the nominees for election to the Board of Directors at the 2014 Annual Meeting:

Name and Principal Occupation	Age	Year First Became A Director	If Elected, Term will Expire
Ralph E. Brumbaugh, businessman	71	2005	2017
Thomas C. Chronister, pharmacist	62	2005	2017
Everett Hart, businessman	76	2005	2017

Biographical Information of Nominees

Ralph E. Brumbaugh, Director, Nominee, Age 71, 6290 Willis Road, Greenville, Ohio 45331.

Mr. Brumbaugh is a director and part-owner of Brumbaugh Construction, Inc., a commercial construction business which he founded in 1962. Mr. Brumbaugh has served as a Director since December 7, 2005. Mr. Brumbaugh was selected as a nominee based on his prior involvement with the Company, the ethanol industry and his business experience.

Thomas C. Chronister, Secretary, Director, Nominee, Age 62, 440 Kerr Island North, Rome City, Indiana, 46784.

Since 1975, Mr. Chronister has worked as the manager and pharmacist for Chronister Pharmacies & Gift Stores. He also owns and operates 356 apartments in the Fort Wayne, Indiana area. Mr. Chronister graduated from Purdue University in 1975 with a bachelor's degree in pharmacy. Mr. Chronister's is currently serving as our Secretary. Mr. Chronister's term as Secretary expires in February 2014. Mr. Chronister has served as a Director from December 7, 2005 to February 2009 and then from July 2009 to present. Mr. Chronister was selected as a nominee based on his prior involvement with the Company, the ethanol industry and his business experience.

Everett Leon Hart, Director, Nominee, Age 76, 6934 Bradford Children's Home Road, Greenville, Ohio 45331.

For 29 years, Mr. Hart owned and operated Nu-Way Farm Systems, Inc. Mr. Hart has served as a consultant for NuWay Builders for the last five years. Mr. Hart has been a partner in EDGE Development LLC for the last 18 years and a partner in Classic Mark LLC for the last eight years. Mr. Hart has been an owner of commercial rental property for 37 years, an owner of Greenville Store & Lock for 27 years and an owner of Hart Truck Rental LLC for one year. In addition, Mr. Hart has been a partner in Harris Development Corp. for 20 years. Mr. Hart has served on the Darke County Chamber of Commerce Board of Directors for 29 years and has served as the president and chairman of the agricultural committee for the Chamber of Commerce. In addition, Mr. Hart has served two terms as the chairman of the Board for St. John Lutheran Church. Mr. Hart has served as a Director since December 7, 2005. Mr. Hart was selected as a nominee based on his prior involvement with the Company, the ethanol industry and his agricultural and business experience.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF RALPH BRUMBAUGH, THOMAS CHRONISTER AND EVERETT HART AS DIRECTORS. FOR EACH PROPERLY EXECUTED PROXY WHERE THE MEMBER DOES NOT MARK ANY CHOICES, THE PROXIES WILL VOTE FOR THE ELECTION OF RALPH BRUMBAUGH, THOMAS CHRONISTER AND EVERETT HART.

Biographical Information of Non-Nominee Elected Directors

Thomas E. Chalfant, Vice-Chairman, Director, Age 63, 12028 West 700 North, Parker City, Indiana 47368.

Mr. Chalfant has been farming in Randolph County since 1974. He also served a member of the Board of Directors of First Merchants Bank from 1999 until 2009. He now serves on the Advisory Board for First Merchants Bank. He has also been the president of the Randolph County Farm Bureau. Mr. Chalfant graduated from Purdue University with a bachelors of science in agriculture. Mr. Chalfant is currently serving as our Vice-Chairman. Mr. Chalfant's term as Vice-Chairman expires in February 2014. Mr. Chalfant has served as a Director since our inception.

Robert John Davis, Chairman, Director, Age 54, 4465 North County Road 100 E, New Castle, Indiana 47362.

Mr. Davis has been the owner and operator of Spiceland Wood Products, Inc., a manufacturing firm supplying the residential and commercial marketplace with customized wood products, since 2001. Previously he was the Vice President of Operations for Frank Miller Lumber Company and for Grede Foundries, Inc. He also owns a 260-acre farm near New Castle, Indiana. He graduated from Purdue University School of Engineering in Materials Engineering. Mr. Davis previously served as our Vice-Chairman and is currently serving as our Chairman. Mr. Davis's term as Chairman expires in February 2014. Mr. Davis has served as a Director since December 7, 2005.

Cyril George LeFevre, Director, Age 67, 1318 Fox Road, Ft. Recovery, Ohio 45846.

Mr. LeFevre has been the president and owner of Ft. Recovery Equipment Co. Inc. for the past 36 years. He also owns and operates a 2,500 acre farming operation. Mr. LeFevre received an industrial engineering degree from University of Dayton in 1969. Mr. LeFevre has served as a Director since December 7, 2005.

Dale A. Schwieterman, Director, Age 63, 3924 Cr 716 A, Celina, Ohio 45822.

Since 1974, Mr. Schwieterman has been employed as a certified public accountant. Since July 17, 1987, he has served as the president of McCrate DeLaet and Co., which provides accounting and tax consulting and preparation services. He is also involved with grain farming in Mercer County, Ohio. He graduated from Bowling Green State University with a degree in business in 1972. Mr. Schwieterman formerly served as our Treasurer. Mr. Schwieterman has served as a Director since December 7, 2005.

J. Phillip Zicht Director, Age 63, 5653 North U.S. Highway 27, Winchester, Indiana 47394.

Mr. Zicht has been a teacher for 41 years. He has also been actively engaged in farming in Randolph County, Indiana for over 41 years. He served on the Staff-Parish Committee at the Asbury United Methodist Church for many years twice holding the office of chairman. Mr. Zicht is a member of Lions Club and is also active in Randolph County 4-H where he has served in the past as the chairman of the Incorporated Committee. He graduated from Ball State University. Mr. Zicht was one of the original founding members of our Company. Mr. Zicht has served as a Director since February 19, 2013.

Biographical Information of Appointed Directors

Robert Baker, Director, Age 50, 8124 Greenbriar Court, Wichita, Kansas 67226.

Mr. Baker has been the chief financial officer of Clark Investment Group, a real estate development and investment company since 1996. Mr. Baker has served as a Director since May 2009 when he was appointed to serve by Stephen L. Clark Family Partnership LP . Mr. Baker will serve indefinitely at the pleasure of the Appointing Member.

Dr. David Matthew Dersch, Director, Age 76, 15 Valerie Drive, Greenville, South Carolina 29615.

In 1987, Dr. Dersch co-founded S & S Steel Corporation in Anderson, Indiana. He has also served as a member of the Dean's Council of Indiana University Medical School for the past 15 years and has been a member of the Board of Directors of Bob Jones University in Greenville, South Carolina for the last 10 years. He was a practicing physician for OB-GYN, PC since 1969, and is now retired. Dr. Dersch graduated from the University of Indiana. Dr. Dersch has served as a Director since December 7, 2005. In January 2007, Dr. Dersch appointed himself to serve as a Director. Dr. Dersch will serve indefinitely at the pleasure of the Appointing Member.

William R. Garth, Director, Age 46, 3760 Versailles Road, Hoffman Estates, Illinois 60192

Mr. Garth has been the director of finance of Indeck Energy Services, Inc. since 1994. Mr. Garth has served as a Director since October 25, 2011 when he was appointed to serve by Indeck Energy Services, Inc. Mr. Garth also serves on the Board of Directors for Highwater Ethanol, LLC, a public company, Big River Resources, LLC and Little Sioux Corn Processors, LLC. Mr. Garth will serve indefinitely at the pleasure of the Appointing Member.

Lewis M. Roch III, Director, Age 57, 21 Goss Road, North Hampton, New Hampshire 03862.

Mr. Roch is a serial entrepreneur having co-founded numerous technology and telecommunications companies which either sold, merged with public companies, or went public through public offerings. Mr. Roch is General Manager for Roch Investments, LLC and for Roch Holdings, LLC, which he formed in 2006 and 2012, respectively. He is also a General Partner in Roch Interests, Ltd. LLP which he formed in 1992, and in Roch Enterprises, LP since 2012 as President of LMR, Inc. In addition, Mr. Roch was Managing Partner for RFP Associates, Ltd. from 1983 to 2012. Mr. Roch received his Bachelors of Science in Business Administration (BSBA) from Washington University in St. Louis, Missouri and his MBA from the University of Texas at Austin.  Mr. Roch has served as a Director since February 2012 when he was appointed to the Board of Directors by Roch Investments, LLC.  Mr. Roch will serve indefinitely at the pleasure of the Appointing Member.

Curtis Allan Rosar, Director, Age 74, 3587 Wernle Road, Richmond, Indiana 47374.

Since 1982, Mr. Rosar has served as the president of C. Allan Rosar and Associates which manages family investments and various partnerships. He is a former director on the Wayne County Foundation, where he continues to serve on the investment committee. Mr. Rosar is also a director of the Reid Hospital and Health Care Governing Board, and serves on the executive committee and on the finance committee. He received a bachelor's degree in industrial engineering in 1962 from Lehigh University, Bethlehem, Pennsylvania. Mr. Rosar has served as a Director since December 7, 2005. In January 2007, Mr. Rosar appointed himself to serve as a Director. Mr. Rosar will serve indefinitely at the pleasure of the Appointing Member.

Biographical Information of Officers and Significant Employees

Jeff Painter, Chief Executive Officer/President, Age 57, 701 Wintergreen Drive, Yorktown, Indiana 47396

Mr. Painter was appointed as our Chief Executive Officer and President effective November 1, 2008. Mr. Painter has served as our General Manager since January 2007. Mr. Painter has been in the agricultural business for the past 30 years. Most of those years have been spent as a grain merchandiser and/or facility manager for grain companies located in Indiana, Illinois and Ohio. Most recently, he was the Commodities Manager at an ethanol facility in east central Illinois for 10 months before taking over as General Manager from March of 2005 to March of 2007. Mr. Painter grew up in New Castle, Indiana on a family farm that operated a corn and soybean business and hog and cattle operations. After graduation he attended Purdue University. It is anticipated that Mr. Painter will hold the offices of Chief Executive Officer and President until the earlier of his resignation, death, disqualification or removal by the Board.

William Dartt, Chief Financial Officer/Treasurer, Age 54, 204 West Main, Russia, OH 45363.

Mr. Dartt has been serving as our Chief Financial Officer and Treasurer since March 2010. Mr. Dartt previously served as the Controller for Matric, Ltd, an electronic manufacturing company, from November 2009 through January 2010. While with Matric, Mr. Dartt supervised a team of four individuals. Prior to his employment with Matric, Mr. Dartt served as the Controller for Marion Ethanol, LLC from August 2008 until July 2009 where he managed accounting and human resources functions of the company. From February 2001 until August 2008, Mr. Dartt served as the Controller and Vice President of Finance for The Wilson Bohannan Company. Mr. Dartt received his Bachelors of Business Administration from Mt. Vernon Nazarene University. It is anticipated that Mr. Dartt will hold the offices of Chief Financial Officer and Treasurer until the earlier of his resignation, death, disqualification or removal by the Board.

Jeremey Herlyn, Plant Manager, Age 42, 44 Stonebridge Drive, Winchester, Indiana 47394.

Jeremey Herlyn has been serving as our Plant Manager since June 2008. Mr. Herlyn previously served as the Plant Manager for Land O'Lakes Purina Feed, LLC in Richmond, Indiana, where he had been employed from June 1994 until becoming our Plant Manager. He received a bachelor's of science in agricultural engineering from South Dakota State University in 1994. It is anticipated that Mr. Herlyn will continue as our Plant Manager until the earlier of his resignation, death, disqualification or removal by the Board.

Adam Zeedyk, Commodity Manager, Age 34, 9 Peck Drive, Winchester, IN 47394.

Adam Zeedyk has been a partner in his family farming operation near Hicksville, Ohio for approximately 15 years. Mr. Zeedyk attended Ohio State University where he majored in Agricultural Business and Applied Economics and received a Bachelor of Science and a Masters of Science in Agricultural, Environmental, and Development Economics. Mr. Zeedyk previously worked for ADM as an elevator manager trainee focusing on grain merchandising in a competitive delivery market. With ADM, Mr. Zeedyk traveled to parts of Brazil focusing on agricultural production and economic development. In addition, Mr. Zeedyk worked as a Marketing Consultant with Brock and Associates where he helped producers customize risk management plans and marketing strategies. It is anticipated that Mr. Zeedyk will continue as our Commodity Manager until the earlier of his resignation, death, disqualification or removal by the Board.

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

We believe that our compensation policies and procedures are reasonable based on the size and complexity of the Company and are strongly aligned with the long-term interests of our members. Publicly reporting companies are required to present their members the opportunity to provide an advisory vote on the Company's executive compensation program. We urge you to read the "EXECUTIVE COMPENSATION" section of this proxy statement, including the Company's Compensation Discussion and Analysis section, for details on the Company's executive compensation, including the Company's compensation philosophy and objectives and the compensation of our executive officers for our 2013 fiscal year. This advisory member vote, commonly known as "Say-on-Pay," gives you as a member the opportunity to endorse or not endorse our executive officer compensation program and policies through the following resolution:

"RESOLVED, that the members endorse the compensation of the Company's executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained under the caption "EXECUTIVE COMPENSATION" of this proxy statement."

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements. We believe the "Say-on-Pay" proposal demonstrates our commitment to achieving a high level of total return for our members.

This proposal will be approved if the votes cast FOR the proposal exceed the votes cast AGAINST the proposal, regardless of whether either alternative receives a vote from a majority of the units represented at the 2014 Annual Meeting.

We currently anticipate that we will present the "Say-on-Pay" proposal to our members every year and anticipate that the next "Say-on-Pay" vote will occur at our 2015 annual meeting. We also currently intend to ask our members every six years whether the "Say-on-Pay" vote should occur every one, two or three years. We currently anticipate that the next advisory vote as to frequency of the "Say-on-Pay" will occur at our 2017 annual meeting.

THE BOARD RECOMMENDS THAT YOU VOTE FOR ENDORSEMENT OF THE COMPENSATION OF OUR EXECUTIVE OFFICERS. FOR EACH PROPERLY EXECUTED PROXY WHERE THE MEMBER DOES NOT MARK ANY CHOICES, THE PROXIES WILL VOTE FOR THE APPROVAL OF PROPOSAL TWO.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote, a person named in the table below has sole voting and sole investment power for all units beneficially owned by that person.

As of December 20, 2013 we had the following persons or entities known by us to be the beneficial owners of more than 5% of the outstanding units:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Membership Units	Stephen L. Clark Family Partnership, L.P. 1625 North Gatewood Wichita, KS 67206	950 units (1)	6.5%
(1) Stephen L. Clark and our Director, Robert Baker may be deemed to be beneficial owners of these units because they are both managers of Clark Family General, LLC ("CFG"), the general partner of the Stephen L. Clark Family Partnership, L.P., and may be deemed to share investment and voting power. CFG, as the general partner of the Partnership, may be deemed to be a beneficial owner of these units and may be deemed to share investment and voting power.

SECURITY OWNERSHIP OF MANAGEMENT

As of December 20, 2013, our Directors and executive officers own membership units as follows (except as indicated by footnote, a person named in the table below has sole voting and sole investment power for all units beneficially owned by that person):

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Membership Units	Ralph Brumbaugh P.O. Box 309 Arcanum, OH 45304	100 units(1)	0.68%
Membership Units	Thomas Chalfant 12028 W. 700 North Parker City, IN 47368	105 units (2)	0.72%
Membership Units	Thomas C. Chronister 440 Kerr Island North Rome City, IN 46784	68 units (3)	0.47%
Membership Units	Robert John Davis 4465 N. Co. Rd. 100 East New Castle, IN 47362	45 units	0.31%
Membership Units	Everett Hart 6934 Bradford Children's Home Rd. Greenville, OH 45331	104 units (4)	0.71%
Membership Units	Cyril George LeFevre 1318 Fox Rd. Fort Recovery, OH 45846	36 units	0.25%
Membership Units	Dale Schwieterman 3924 CR 716 A Celina, OH 45822	192 units (5)	1.31%
Membership Units	J. Phillip Zicht 5653 North U.S. 27 Winchester, IN 47394	84 units (6)	0.58%
Membership Units	Robert Baker 8124 Greenbriar Ct Wichita, KS 67226	1,335 units (7)	8.22%
Membership Units	David Matthew Dersch 15 Valerie Drive Greenville, SC 29615	718 units (8)	4.92%
Membership Units	William Garth 3760 Versailles Road Hoffman Estates, Illinois 60192	400 units (9)	2.74%
Membership Units	Lewis M. Roch III 21 Goss Road North Hampton, NH 03862	500 units (10)	3.42%
Membership Units	Curtis Allan Rosar 3587 Wernle Rd. Richmond, IN 47374	432 units (11)	2.96%
Membership Units	Jeremey Herlyn 44 Stonebridge Drive Winchester, Indiana 47394	32 units (12)	0.22%
Membership Units	Adam Zeedyk 9 Peck Drive Winchester, IN 47394	39 units	0.27%
Membership Units	All Directors, Officers and nominees as a Group	4,190 units	28.69%
____________

(1)	Mr. Brumbaugh owns eighty-four units with his spouse.

(2) Thirty-five units are owned by the Thomas Edwin Chalfant Revocable Trust. Mr. Chalfant owns thirty-five units with his spouse and thirty-five units are held by Mollie A. Chalfant Revocable Trust. Mr. Chalfant shares investment and voting power with respect to all one hundred five units with his spouse.

(3)	Mr. Chronister owns fifty-two units with his spouse and shares investment and voting power with respect to those units with his spouse.

(4)	Mr. Hart's spouse owns one hundred units and Mr. Hart shares investment and voting power with respect to those units with his spouse.

(5)	Eighty-two units are owned by Dale Schwieterman Roth IRA.

(6)	Mr. Zicht shares investment and voting power with respect to those units with his spouse.

(7)
Three hundred eighty-five units are owned by Robert Baker and are pledged as security. Nine hundred fifty units are owned by Stephen L. Clark Family Partnership, LP. Robert Baker is the representative selected by Stephen L. Clark to serve on our Board of Directors. As a manager of the CFG, the general partner of the Stephen L. Clark Family Partnership, LP, Mr. Baker shares investment and voting power with respect to nine hundred fifty units with Stephen L. Clark and CFG.

(8) Six hundred units are owned by Dersch Energy, LLC and Dr. Dersch is a member of Dersch Energy, LLC. Eighty units are held by David M. Dersch, and thirty-eight units are held by Dr. Dersch's spouse.

(9)
Four hundred units are owned by Indeck Energy Services, Inc. Mr. Garth is the representative selected by Indeck Energy Services, Inc. to serve on our Board of Directors. Mr. Garth shares investment and voting power with respect to four hundred units with the directors of Indeck Energy Services, Inc.

(10) Four hundred units are owned by Roch Investment, LLC, of which Mr. Roch is the manager. One hundred units are owned by L. Marshall Roch II Revocable Trust, of which Mr. Roch is a trustee.
(11) Forty units are owned by Rosar Family, LP; and one hundred units are owned by Devco Realty. Curtis Allan Rosar is a principal of Rosar Family, LP and Devco Realty. In addition, ten units are owned by Naomi C. Kaeuper Revocable Living Trust and forty units are owned by the Miriam Rosar Irrevocable Trust. Ten units are held by the Carrie Sailer Roth IRA. Ten units are held by the Sharon Rexing IRA. Twenty units are held by the Sarah Burnham Roth IRA and one hundred fifty units are held by the C. Allan Rosar Roth IRA.
(12) Twenty-two units are held by Jeremey J. Herlyn IRA.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our Officers and Directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, Directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, and based solely on a review of the copies of such reports furnished to us and written representations from our Officers and Directors, all Section 16(a) filing requirements were complied with during the fiscal year ended September 30, 2013 except that Jeremey Herlyn and Dale Schwieterman each filed one late Form 4 failing to report one transaction on a timely basis and Adam Zeedyk filed one late Form 4 failing to report two transactions on a timely basis.

BOARD OF DIRECTORS' MEETINGS AND INDEPENDENCE

The Board of Directors generally meets once per month. The Board of Directors held twelve regularly scheduled and special meetings during the fiscal year ended September 30, 2013. Each of the Directors attended at least 75% of the meetings of the Board of Directors during the fiscal year ended September 30, 2013.

The Board of Directors does not have a formal process for holders of units to send communications to the Board of Directors. The Board of Directors feels this is reasonable given the accessibility of our Directors. Members desiring to communicate with the Board of Directors may do so by contacting a Director via our website, fax, phone or in writing. The names of our Directors are listed on our website at http://www.cardinalethanol.com.

The Board of Directors does not have a policy with regard to Directors' attendance at annual meetings. The Company's 2013 Annual Meeting was attended by nine of the Directors. Due to this high attendance record, it is the view of the Board of Directors that such a policy is unnecessary.

Director Independence

The determination of independence is made by reference to NASDAQ rule 5605(a)(2). Our independent Directors are Ralph Brumbaugh, Thomas Chalfant, Thomas Chronister, Robert Davis, David Dersch, Everett Leon Hart, Cyril George LeFevre, J. Phillip Zicht, C. Allan Rosar, Robert Baker, Lewis M. Roch III, and William Garth. Dale Schwieterman is not independent because he delivered grain to the Company in an amount in excess of $120,000 in at least one of the last three years. Our former Director, Troy Prescott, was not independent because he delivered grain to the Company in an amount in excess of $120,000 in at least one of the last three years. In evaluating the independence of our Directors, we considered the following factors: (i) the business relationships of our Directors; (ii) positions our Directors hold with other companies; (iii) family relationships between our Directors and other individuals involved with the Company; (iv) transactions between our Directors and the Company; and (v) compensation arrangements between our Directors and the Company.

Board Leadership Structure and Role In Risk Oversight

The Company is managed by a Chief Executive Officer that is separate from the Chairman of the Board. The Board has determined that its leadership structure is effective to create checks and balances between the executive officers of the Company and the Board. The Board is actively involved in overseeing all material risks that face the Company, including risks related to changes in commodity prices. The Board administers its oversight functions by reviewing the operations of the Company, by overseeing the executive officers' management of the Company, and through its risk management committee.

Code of Ethics

The Board has adopted a Code of Ethics that sets forth standards regarding matters such as honest and ethical conduct, compliance with the law, and full, fair, accurate, and timely disclosure in reports and documents that we file with the SEC and in other public communications. The Code of Ethics applies to all of our employees, officers, and directors, including our Chief Executive Officer and Chief Financial Officer. A copy of the Code of Ethics is available on the Company's website at www.cardinalethanol.com.

AUDIT COMMITTEE
Audit Committee

The Company has a standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act. The purpose of the audit committee is to monitor the integrity of the Company's financial reporting process and systems of internal controls. The audit committee appoints and monitors the independence and qualifications of the Company's independent auditors, monitors the performance of the Company's internal audit function, provides an avenue of communication among the independent auditors, management, and the Board, and prepares an audit committee report to be included in the Company's annual proxy statement.

The audit committee of the Board operates under a charter adopted by the Board in 2006. A copy of the audit committee charter is available on the Company's website at www.cardinalethanol.com. Under the charter, the audit committee must have at least three members. The Board of Directors appointed Dale Schwieterman, Robert Baker, Thomas Chalfant, Thomas Chronister, and Everett Hart to the audit committee. The Board of Directors has determined that Mr. Schwieterman and Mr. Baker will serve as the audit committee's financial experts as defined in Item 407 of Regulation S-K based on their expertise in accounting and finances.

The audit committee is exempt from independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, Robert Baker, Thomas Chalfant, Thomas Chronister, and Everett Hart are independent within the definition of independence provided by NASDAQ rules 5605(a)(2) and (c)(2). Dale Schwieterman is not considered independent in that he delivered grain to the Company in an amount in excess of $120,000 in at least one of the last three years. However, the Board of Directors believes including Mr. Schwieterman on the audit committee is reasonable due to the fact that a majority of the audit committee members are independent and the amount of corn purchased from Mr. Schwieterman is relatively small compared to the total purchases by the Company. A Director would not be independent if they, or a family member, had been employed by the Company at any time during the last three years, accepted any compensation from the Company in excess of $120,000 during the last three years, or was a partner in, or a controlling shareholder or an executive officer of any organization which had extensive business dealings with the Company.

Audit issues were specifically addressed by the Audit Committee during the four audit committee meetings that were held during the fiscal year ended September 30, 2013. Each of our audit committee members attended at least 75% of the audit committee meetings.

Audit Committee Report

The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the

Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the reference in any such document.

The audit committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent accountants are responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The committee reviewed and discussed with management the Company's audited financial statements as of and for the fiscal year ended September 30, 2013. The committee has discussed with Boulay, PLLP its independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The committee has received from the independent auditors written disclosures regarding the auditors' independence required by Public Company Accounting Oversight Board and the Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors, the independent auditors' independence. The committee has considered whether the provision of services by Boulay, PLLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q are compatible with maintaining Boulay, PLLP independence.

Based on the reviews and discussions referred to above, the audit committee recommended that the audited financial statements referred to above be included in the annual report on Form 10-K accompanying this proxy statement for the fiscal year ended September 30, 2013.

Audit Committee
Dale Schwieterman, Chair
Robert Baker
Thomas Chalfant
Thomas Chronister                                                Everett Hart

Independent Registered Public Accounting Firm

The audit committee selected Boulay, PLLP as the independent registered public accounting firm for the fiscal year October 1, 2013 to September 30, 2014. A representative of Boulay, PLLP is expected to be present at the 2014 Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed by the principal independent registered public accountants (Boulay, PLLP) to the Company from October 1, 2011 through the Company's fiscal year ended September 30, 2013 are as follows:

Category	Year	Fees
Audit Fees(1)	2013	$117,500
	2012	$114,500
Audit-Related Fees	2013	$—
	2012	$—
Tax Fees(2)	2013	$23,750
	2012	$32,000
All Other Fees(3)	2013	$9,200
	2012	$4,900

(1)
The audit fees were incurred for the audit of the Company's annual financial statements included within Form 10-K and review of the financial statements included in the Company's quarterly reports on Form 10-Q and costs associated with auditor representation at the Company's annual meeting.

(2)
The tax fees were billed for services for tax compliance, tax advice and tax planning. The nature of the services comprising the tax fees was for year-end tax preparation of the partnership return, the associated K-1's, and the Indiana partnership tax return.

(3)	The other fees were billed for services rendered for the Renewable Identification Number (RINs) agreed-upon procedures, as well as other financial and operational related consulting.

Prior to engagement of the principal independent registered public accountants to perform audit services for the Company, the principal accountant was pre-approved by the audit committee.

One hundred percent (100%) of all audit services, audit-related services and tax-related services were pre-approved by our Board of Directors.

NOMINATING COMMITTEE

The nominating committee of the Board of Directors operates under a charter adopted by the Board of Directors in September 2008. A copy of the charter is available on the Company's website at www.cardinalethanol.com. Under the charter, the nominating committee must have at least three members. The Board of Directors served as the nominating committee for our 2013 fiscal year. The chair of the nominating committee is Robert Davis. The nominating committee held one meeting during the fiscal year ended September 30, 2013. Each of our nominating committee members attended at least 75% of the nominating committee meetings.

Based upon the size of the Company and the Board's familiarity with the Company since inception, the Board also has determined that each of the Directors is qualified to suggest nominees for consideration to the nominating committee. The major responsibilities of the nominating committee are to:

•	Develop a nomination process for candidates to the Board of Directors;

•	Establish criteria and qualifications for membership to the Board of Directors;

•	Identify and evaluate potential director nominees;

•	Present to the Board candidates to fill vacancies on the Board of Directors;

•	Recommend nominees to the Board of Directors for election or re-election.

The following list represents the types of criteria the nominating committee takes into account when identifying and evaluating potential nominees:

•	Agricultural, business and financial background;

•	Accounting experience;

•	Community or civic involvement;

•	Independence from the Company (i.e. free from any family, material business or professional relationship with the Company);

•	Lack of potential conflicts of interest with the Company;

•	Examples or references that demonstrate a candidate's integrity, good judgment, commitment and willingness to consider matters with objectivity and impartiality; and

•
Specific needs of the existing Board relative to any particular candidate so that the overall Board composition reflects a mix of talents, experience, expertise and perspectives appropriate to the Company's circumstances.

The nominating committee is exempt from the independence listing standards because the Company's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, Ralph Brumbaugh, Thomas Chalfant, Thomas Chronister, Robert Davis, David Dersch, Everett Hart, Cy LeFevre, J. Phillip Zicht, C. Allan Rosar, Robert Baker, Lewis M. Roch III, and William Garth are considered independent within the NASDAQ definition of independence. Dale Schwieterman is not considered independent in that he delivered grain to the Company in excess of $120,000, in at least one of the last three years. Our former Director, Troy Prescott, was not independent because he delivered grain to the Company in an amount in excess of $120,000 in at least one of the last three years.

The nominating committee does not have a policy with regard to the consideration of diversity when identifying nominees for Director. The nominating committee does not have a policy for receiving nominations for director positions from the Company's members. The Company believes this is reasonable because the operating agreement provides a procedure for the members to nominate individuals to stand for election as directors. Nominations for the election of Directors may be made by any member entitled to vote generally in the election of Directors. In accordance with the Company's operating agreement, a member desiring to nominate one or more persons for election as a Director for the 2015 Annual Meeting must submit written notice of such intent either by personal delivery or regular mail to the Secretary of the Company at least 120 days prior to the one year anniversary of the date of delivery of this proxy statement. This notice must contain: (i) the name and address of record of the member who intends to make the nomination; (ii) a representation that the member is the holder of units of the Company entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (v) such other information regarding each nominee proposed by such member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a Director of the Company if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent of the then outstanding units and clearly setting forth the proposed nominee as a candidate of the Director's seat to be filled at the next election of Directors.

The Company received no recommendations from the members for a nominee to stand for election to the Board at the 2014 Annual Meeting. The nominating committee chose to nominate Ralph Brumbaugh, Thomas Chronister and Everett Hart.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During our fiscal year ended September 30, 2013, we have entered into transactions with related parties. Our Director, Dale Schwieterman, delivered corn to the Company in an approximate amount of $295,000.

Our Board of Directors reviews all transactions with related parties, as that term is defined by Item 404 of SEC Regulation S-K, or any transaction in which related persons have an indirect interest. The Company's Operating Agreement includes a written policy that requires that certain related transactions be made on terms and conditions which are no less favorable to the Company than if the transaction had been made with an independent third party. Further, our Operating Agreement requires Directors to disclose any potential financial interest in any transaction being considered by the Board. The above transaction was reviewed by the Board of Directors and the Company believes that the transaction was made on terms and conditions which are no less favorable to the Company than if the transaction had been made with an independent third party.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Throughout this proxy statement, the individuals who served as our Chief Executive Officer, Chief Financial Officer, Commodity Manager and Plant Manager are referred to as the “executive officers”.

Compensation Committee

The Board of Directors appointed Ralph Brumbaugh, Robert Davis, Everett Hart and Cy LeFevre to serve as the compensation committee for the fiscal year ended September 30, 2013. Ralph Brumbaugh is the chair of the compensation committee. The compensation committee does not operate under a charter. The compensation committee held seven meetings during the fiscal year ended September 30, 2013. Each of our compensation committee members attended at least 75% of the nominating committee meetings, with the exception of Cy LeFevre. The compensation committee has direct responsibility with respect to the compensation of the Company's Chief Executive Officer and Chief Financial Officer and oversees the compensation of our other executive officers. The compensation committee has the overall responsibility for approving and evaluating our director and executive compensation plans, policies and programs.

The compensation committee is exempt from the independence listing standards because the Company's securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, all of the members of our compensation committee are independent within the NASDAQ definition of independence.

In setting compensation, the executive compensation committee took into account the member vote at our 2013 annual meeting, called the "Say-on-Pay," where the Company's members overwhelming voted to endorse the Company's system of compensating its executive officers. The next "Say-on-Pay" vote will be conducted at the 2014 Annual Meeting.

Compensation Philosophy and Objectives

The compensation committee of the Board has responsibility for establishing, implementing and regularly monitoring adherence to the Company's compensation philosophy and objectives. The compensation committee ensures that the total compensation paid to the executive officers is fair, reasonable and competitive. Generally the types of compensation and benefits provided to the executive officers are similar in form to the compensation and benefits provided to our other employees.

The compensation committee:

(1)	establishes and administers a compensation policy for senior management;

(2)	reviews and approves the compensation policy for all or our employees other than senior management;

(3)	reviews and monitors our financial performance as it affects our compensation policies or the administration of those policies;

(4)	reviews and monitors our succession plans;

(5)	approves awards to employees pursuant to our incentive compensation plans; and

(6)	approves modifications in the employee benefit plans with respect to the benefits salaried employees receive under such plans.

Our compensation programs are designed to achieve the following objectives:

•	Attract, retain and motivate highly qualified and talented executives who will contribute to the Company's success by reason of their ability, ingenuity and industry;

•	Link compensation realized to the achievement of the Company's short and long-term financial and strategic goals;

•	Align management and member interests by encouraging long-term member value creation;

•	Maximize the financial efficiency of the compensation program from tax, accounting, cash flow and dilution perspectives; and

•	Support important corporate governance principles and comply with best practices.

Compensation Committee Procedures

All of the committee's actions are reported to the Board and, where appropriate, submitted to the Board for ratification. In determining the Chief Executive Officer's compensation, the committee considers evaluations prepared by the Directors. From time to time, the compensation committee may delegate to the Chief Executive Officer the authority to implement certain decisions of the committee, to set compensation for lower executive officers, including the Company's Chief Financial Officer, Plant Manager, Commodity Manager, Production Manager, EHS Manager, and Controller or to fulfill administrative duties.

The compensation committee receives input from the Chief Executive Officer on the personal performance achievements of the executives and management employees who report to him. This individual performance assessment determines a portion of the annual compensation for each executive. In addition, the Chief Executive Officer provides input on salary increases, incentive compensation opportunities, and long-term incentive grants for the executives and management employees who report to him, which the committee considers when making executive compensation decisions.

The compensation committee does its own performance review of the Chief Executive Officer, and discusses the performance review with the Board. The compensation committee annually evaluates the performance of our Chief Executive Officer in light of the goals and objectives of the Company's executive compensation plans, and determines and approves, or recommends to the Board for its approval, the Chief Executive Officer's compensation level based on this evaluation. In determining the long-term incentive component of the Chief Executive Officer's compensation, the compensation committee will consider all relevant factors, including the Company's performance, the value of similar awards to chief executive officers of comparable companies, and the awards given to the Chief Executive Officer of the Company in past years. The Chief Executive Officer is not present at either compensation committee or board level deliberations concerning his compensation.

Base Salary

Base salaries for our executive officers are established based on the scope of their roles, responsibilities, experience levels and performance, and taking into account competitive market compensation paid by comparable companies for similar positions. Base salaries are reviewed approximately annually, and may be adjusted from time to time to realign salaries with market levels after taking into account individual performance and experience.

Bonus

Our Board approved an Employee Bonus Plan for our 2013 fiscal year ("2013 Bonus Plan") which took effect beginning October 1, 2012. The purpose of the 2013 Bonus Plan is to reward employees for their contributions that directly impact financial results, reflect a positive safety culture and to promote teamwork. The 2013 Bonus Plan consists of both Financial and Team Goals. All employees, including our executive officers, could earn a bonus up to 10% of the employees' gross wages if the Company meets its Financial Goal of net income of $7,500,000 or more by September 30, 2013. All employees, including our executive officers, could earn an additional quarterly bonus of up to 10% of the employees' gross wages if Team Goals are met which are based on certain Operational Statistics, benchmarking results and individual safety participation. The 2013 Bonus Plan also provides additional incentives to the management team which include the Chief Executive Officer, Chief Financial Officer, Plant Manager, Commodity Manager, Production Manager, Maintenance Manager, EHS Manager and the Controller. Those management employees could earn a bonus up to 10% of their gross wages based on meeting individual goals.

Under the 2013 Bonus Plan, employees, including our executive officers, received a bonus of 10% of their gross wages under the Financial Goal because the Company had net income in excess of $20,000,000 at the close of the fiscal year ended September 30, 2013. Employees, including our executive officers, also received quarterly bonuses of 5% of their gross wages under the Team Goals. Finally, our management team, including our executive officers, earned bonuses as a result of meeting individual goals. Our Chief Executive Officer, Chief Financial Officer, Plant Manager and Commodity Manager each received bonuses of 8.05% of their gross wages under the individual goals.

Our Board approved an Employee Bonus Plan for our 2014 fiscal year ("2014 Bonus Plan") which took effect beginning October 1, 2013. The terms of the 2014 Bonus Plan are similar to the 2013 Bonus Plan described above. The purpose of the 2014 Bonus Plan is to reward employees for their contributions that directly impact financial results, reflect a positive safety culture and to promote teamwork. The 2014 Bonus Plan consists of both Financial and Team Goals. All employees, including our executive officers, can earn a bonus up to 10% of the employees' gross wages if the Company meets its Financial Goal of net income of $7,500,000 or more by September 30, 2014. All employees, including our executive officers, can earn an additional quarterly bonus of up to 10% of the employees' gross wages if Team Goals are met which are based on certain Operational Statistics, benchmarking results and individual safety participation. The 2014 Bonus Plan also provides additional incentives to the management team which include the Chief Executive Officer, Chief Financial Officer, Plant Manager, Commodity Manager, Production Manager, Maintenance Manager, EHS Manager and the Controller. Those management employees can earn a bonus up to 10% of their gross wages based on meeting individual goals.

No Change of Control or Severance Agreements

Our executive officers do not have change of control or severance agreements, which means the Board retains discretion over severance arrangements if it decides to terminate their employment.

Accounting and Tax Treatment of Awards

None of our executive officers, directors, or employees receives compensation in excess of $1,000,000 and therefore the entire amount of their compensation is deductible by the Company as a business expense. Certain large executive compensation awards are not tax deductible by companies making such awards. None of our compensation arrangements are likely to reach this cap in the foreseeable future.

Executive Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee
Ralph Brumbaugh, Chair
Robert Davis
Everett Hart
Cy LeFevre

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is or has been an employee of the Company. There are no interlocking relationships between our Company and other entities that might affect the determination of the compensation of our executive officers.

Summary Compensation Table

The following table sets forth all compensation paid or payable by the Company during the last three fiscal years to our Chief Executive Officer, Chief Financial Officer, Plant Manager and Commodity Manager. We did not have any compensatory security option plan or any other plan for long term compensation of our executive officers in place as of September 30, 2013. As of September 30, 2013, none of our directors or executive officers had any options, warrants, or other similar rights to purchase securities of the Company.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total Compensation ($)
Jeff Painter, Chief Executive Officer (1)	2013	194,604	15,461	9,452(2)	219,516
	2012	193,529	44,771	7,535(2)	245,835
	2011	181,030	26,423	4,510(2)	211,963
William Dartt, Chief Financial Officer (3)	2013	118,185	8,223	5,525(2)	131,932
	2012	115,000	24,468	4,421(2)	143,889
	2011	96,673	8,589	1,067(2)	106,329
Jeremey Herlyn, Plant Manager (4)	2013	123,323	9,766	5,827(2)	138,916
	2012	120,248	26,867	4,699(2)	151,814
	2011	107,309	15,029	3,497(2)	125,835
Adam Zeedyk, Commodity Manager (5)	2013	176,923	14,183	8,102(2)	199,208
	2012	170,000	32,517	6,464(2)	208,981
	2011	121,924	13,829	3,221(2)	138,974

(1)	Jeff Painter has been serving as our General Manager since January 2007. On November 1, 2008 he was also appointed as our CEO by our Board of Directors.

(2)	These amounts represent 401(K) contributions by the Company.

(3)	William Dartt was appointed as our Chief Financial Officer in March 2010.

(4)	Jeremey Herlyn became our Plant Manager in June 2008.

(5)	Adam Zeedyk became our Commodity Manager in July 2008.

Pension Benefit Plan

Our Chief Executive Officer, Chief Financial Officer, Plant Manager and Commodity Manager are eligible to participate in the Company's defined contribution plan. In July 2008, the Company approved a defined contribution plan available to all of its qualified employees. The Company contributed up to 100% of the contributions of the employee up to 3% of the eligible salary of each employee. In order to receive a contribution, the employee must have worked 1,000 hours in the plan year and be employed as of the last day of the calendar year. On November 22, 2011, the Company amended our defined contribution plan available to all of its qualified employees. Pursuant to the amendment, the Company will contribute 100% of the contributions of the employee up to 3% of the eligible salary of each employee. The Company will also contribute 1/2% for each additional 1% contributed by the employee up to 5% for a total contribution by the Company of 4%. In addition, the plan is now a safe harbor plan where the Company match is guaranteed prior to the beginning of the year. Employees are eligible after six months of service.

Employment Agreement with Executive Officers

On January 22, 2007, the Company entered into an Employment Agreement with Jeff Painter. Under the terms of the agreement, Mr. Painter is serving as the Company's general manager. Mr. Painter also serves as our CEO and President. The initial term of the agreement was for a period of three years unless the Company terminated Mr. Painter's employment "For Cause" as defined in the agreement. In the event Mr. Painter's employment was terminated by the Company, other than by reason of a termination "For Cause", then the Company would continue to pay Mr. Painter's salary and fringe benefits through the end of the initial three year term. At the expiration of the initial term, Mr. Painter's term of employment shall automatically renew on each one-year anniversary thereafter unless otherwise terminated by either party. The initial term expired in 2010.

DIRECTOR COMPENSATION

Our Directors are compensated on a flat rate basis. Directors receive $1,000 each month they are a member of the Board of Directors. The Chairman of the Board receives $2,000 each month. Robert Davis is currently serving as our Chairman and Thomas Chalfant is our Vice Chairman. William Dartt is currently serving as our Treasurer and Thomas Chronister is our Secretary.

The following table sets forth all compensation paid or payable by the Company to our Directors during fiscal year ended September 30, 2013.

Name	Fiscal Year	Fees Earned or Paid in Cash	All Other Compensation	Total
Robert Davis	2013	$24,000	—	$24,000
J. Philip Zicht (1)	2013	$7,357	—	$7,357
Thomas Chalfant	2013	$12,000	—	$12,000
Ralph Brumbaugh	2013	$12,000	—	$12,000
Robert Baker	2013	$12,000	—	$12,000
Thomas Chronister	2013	$12,000	—	$12,000
David Dersch	2013	$12,000	—	$12,000
Everett Hart	2013	$12,000	—	$12,000
William Garth(2)	2013	$12,000	—	$12,000
Cy LeFevre	2013	$12,000	—	$12,000
Lewis M. Roch III	2013	$12,000	—	$12,000
C. Alan Rosar	2013	$12,000	—	$12,000
Dale Schwieterman	2013	$12,000	—	$12,000
Troy Prescott (3)	2013	$4,643	—	$4,643
(1) J. Phillip Zicht became a director on February 19, 2013.
(2) Indeck Energy, Inc. received the entire amount of the director fees payable to Mr. Garth as a result of his position on the Board during our 2013 fiscal year.
(3) Troy Prescott was a director for a portion of our 2013 fiscal year up to February 19, 2013.

ANNUAL REPORT AND FINANCIAL STATEMENTS

The Company's annual report of Form 10-K to security holders, including financial statements and the notes thereto, for the fiscal year ended September 30, 2013, accompanies the delivery of this proxy statement.

These proxy materials are being delivered pursuant to the Internet Availability of Proxy Materials rules promulgated by the SEC. The Company will provide each member solicited a printed or e-mail copy of the Proxy Statement, Proxy Card and Annual Report on Form 10-K without charge within three business days of receiving a written request. Members should direct any requests for a printed or e-mail copy of the proxy materials as follows: (i) by calling our office at (765) 964-3137 or toll free at (866) 559-6026; (ii) by written request to Cardinal Ethanol, LLC at 1554 N. County Road 600 E., Union City, Indiana 47390; (iii) by e-mail at info@cardinalethanol.com; or (iv) on our website at http://www.cardinalethanol.com, on or before January 31, 2014 to facilitate timely delivery. The Company will provide each member solicited a copy of the exhibits to the Annual Report on Form 10-K upon written request and payment of specified fees. The Annual Report on Form 10-K complete with exhibits and Proxy Statement are also available from the SEC at 6432 General Green Way, Mail stop 0-5, Alexandria, VA 22312-2413, by e-mail at foiapa@sec.gov or fax at (703) 914-2413 or through the EDGAR database available from the SEC's internet site (www.sec.gov).

CARDINAL ETHANOL, LLC
2014 Annual Meeting - Tuesday, February 11, 2014
For Unit Holders as of December 23, 2013
Proxy Solicited on Behalf of the Board of Directors

Vote by Mail or Facsimile:
1) Read the Proxy Statement
2) Check the appropriate boxes on the Proxy Card below
3) Sign and date the Proxy Card
4) Return the Proxy Card by mail to 1554 N. County Road 600 E., Union City, Indiana 47390 or via fax to (765) 964-3349.
Proxy cards must be RECEIVED no later than 5:00 p.m. on Monday, February 10, 2014 to be valid.

PROPOSAL ONE: ELECTION OF THREE DIRECTORS

** You may vote for three (3) nominees**
	For	Withhold/Abstain
Ralph Brumbaugh	☐	☐	PLEASE INDICATE YOUR SELECTION BY FIRMLY PLACING AN "X" IN THE APPROPRIATE BOX WITH BLUE OR BLACK INK
Thomas Chronister	☐	☐
Everett Hart	☐	☐

PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

For	Against	Abstain
☐	☐	☐

By signing this proxy card, you appoint Robert Davis and Thomas Chalfant, jointly and severally, each with full power of substitution, as proxies to represent you at the 2014 Annual Meeting of the members to be held on Tuesday, February 11, 2014, at the Winchester High School in Winchester, Indiana, and at any adjournment thereof, on any matters coming before the meeting. Registration for the meeting will begin at 5:00 p.m. The 2014 Annual Meeting will follow, and will commence at approximately 6:00 p.m.

Please specify your choice by marking the appropriate box above. The proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be RECEIVED by the Company by 5:00 p.m. on Monday, February 10, 2014.

This proxy, when properly executed, will be voted in the manner directed herein and authorizes the proxies to take action in their discretion upon other matters that may properly come before the 2014 Annual Meeting. If you do not mark any boxes, your units will be voted FOR Ralph Brumbaugh, Thomas Chronister and Everett Hart, and FOR the Proposal Two - Say-on-Pay. If you choose less than three nominees, then the proxies will vote your units only for the nominees you chose. If you mark contradicting choices on the proxy card, such as both FOR and WITHHOLD/ABSTAIN for a candidate or FOR and AGAINST a proposal, your votes will not be counted with respect to the director candidate or the proposal for which you marked contradicting choices. However, each fully executed proxy card will be counted for purposes of determining whether a quorum is present at the 2014 Annual Meeting.

Signature:	Joint Owner Signature:
Print Name:	Print Joint Owner Name:
Date:	Date:

Number of Units Held:

Please sign exactly as your name appears above. Joint owners must both sign. When signing as attorney, executor, administrator, trustee or guardian, please note that fact.